UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 23, 2005): December 23, 2005

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

New York & Company, Inc. (the “Company”) is one of the portfolio companies in which Bear Stearns Merchant Banking invests.  “Bear Stearns Merchant Banking” refers to the several limited partnerships controlled by Bear Stearns Merchant Capital II, L.P., together with any affiliates through which such partnerships invest. Beginning in 2004, Bear Stearns Merchant Banking initiated a cost savings program by coordinating the purchasing activities of several portfolio companies to take advantage of volume purchase discounts that would otherwise not be available to the individual companies, including the Company if it were acting on its own.  In connection with this undertaking, Bear Stearns Merchant Banking has engaged consultants and consulting firms.  The consulting fees relating to these services are being charged to the participating portfolio companies based on their pro rata share of the overall cost savings achieved.

Based upon the information received from Bear Stearns Merchant Banking in the fourth quarter of fiscal 2005, it is estimated that the Company’s share of the consulting fees will be approximately $0.6 million; as such, the Company will record a consulting expense and corresponding liability for such amount during the fourth quarter of fiscal 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: December 23, 2005	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and
Chief Financial Officer